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Exhibit 5.7

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the heading "Experts" and to the incorporation by reference in the Registration Statement on Form F-10 of Agnico Eagle Mines Limited for the registration of its debt securities, common shares and warrants to purchase debt securities or common shares of our reports dated March 25, 2015, with respect to the consolidated financial statements of Agnico Eagle Mines Limited as at December 31, 2014, December 31, 2013, and January 1, 2013, and for the years ended December 31, 2014 and 2013, and the effectiveness of internal control over financial reporting of Agnico Eagle Mines Limited as of December 31, 2014, which reports appear in the Annual Report on Form 40-F of Agnico Eagle Mines Limited for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission.

Toronto, Canada August 19, 2015	/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP Chartered Professional Accountants Licensed Public Accountants

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  Exhibit 5.7
Consent of Independent Registered Public Accounting Firm